Changes in Registrant's certifying accountant
On August 14, 2017, KPMG LLP ("KPMG") resigned, at the request of Legg Mason Developed ex-US Diversified Core ETF, Legg Mason Emerging Markets Diversified Core ETF, Legg Mason US Diversified Core ETF, Legg Mason Low Volatility High Dividend ETF, Legg Mason International Low Volatility High Dividend ETF, Legg Mason Emerging Markets Low Volatility High Dividend ETF, and Legg Mason Global Infrastructure ETF (the "Funds"), each a series of Legg Mason ETF Investment Trust, as the independent registered public accounting firm to the Funds. The Audit Committee of the Funds' Board of Trustees participated in, and approved, the decision to change the independent registered public accounting firm. KPMG's reports on the financial statements for the fiscal period ended October 31, 2016 for Legg Mason Developed ex-US Diversified Core ETF, Legg Mason Emerging Markets Diversified Core ETF, Legg Mason US Diversified Core ETF, Legg Mason Low Volatility High Dividend ETF, and Legg Mason International Low Volatility High Dividend ETF contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal period ended October 31, 2016 and the subsequent interim period through August 14, 2017 for Legg Mason Developed ex-US Diversified Core ETF, Legg Mason Emerging Markets Diversified Core ETF, Legg Mason US Diversified Core ETF, Legg Mason Low Volatility High Dividend ETF, and Legg Mason International Low Volatility High Dividend ETF, and the interim period from inception November 17, 2016 through August 14, 2017 for Legg Mason Emerging Markets Low Volatility High Dividend ETF, and the interim period from inception December 29, 2016 through August 14, 2017 for Legg Mason Global Infrastructure ETF (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the Funds' financial statements for such periods, and (ii) there were no "reportable events" of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Funds' Board of Trustees approved the engagement of PricewaterhouseCoopers LLP ("PwC") as the Funds' independent registered public accounting firm for the fiscal year ending October 31, 2017. The selection of PwC does not reflect any disagreements with or dissatisfaction by the Funds or the Board of Trustees with the performance of the Funds' prior independent registered public accounting firm, KPMG. During the fiscal period ended October 31, 2016 and the subsequent interim period through August 14, 2017 for Legg Mason Developed ex-US Diversified Core ETF, Legg Mason Emerging Markets Diversified Core ETF, Legg Mason US Diversified Core ETF, Legg Mason Low Volatility High Dividend ETF, and Legg Mason International Low Volatility High Dividend ETF, and the interim period from inception November 17, 2016 through August 14, 2017 for Legg Mason Emerging Markets Low Volatility High Dividend ETF, and for the interim period from inception December 29, 2016 through August 14, 2017 for Legg Mason Global Infrastructure ETF, neither the Funds, nor anyone on their behalf, consulted with PwC on items which:
(i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Funds' financial statements; or
(ii) concerned the subject of a disagreement (as defined in paragraph
(a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).

The Registrant has requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the statements contained above. A copy of the letter from KPMG to the Securities and Exchange Commission is filed as an exhibit hereto.